UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 7, 2015

SEMGROUP CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, OK 74136-4216
(Address of Principal Executive Offices) (Zip Code)
(918) 524-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On May 7, 2015, SemGroup Corporation issued a press release announcing first quarter 2015 results. A copy of the press release dated May 7, 2015, is attached as Exhibit 99.1 to this Form 8-K. On May 7, 2015, SemGroup Corporation issued a correction to that press release as follows:
CORRECTION -- SemGroup Corporation Reports First Quarter 2015 Results
TULSA, Okla., May 7, 2015 (GLOBE NEWSWIRE) -- In a release issued under the same headline earlier today by SemGroup® Corporation (NYSE:SEMG), the dividend date should be May 29, to all common shareholders of record on May 18. The corrected information follows:
The SemGroup board of directors declared a quarterly cash dividend to common shareholders of $0.38 per share, resulting in an annualized distribution of $1.52 per share. This represents a 12% increase from the previous quarterly dividend of $0.34 and a 58% increase year-over-year. The dividend will be paid on May 29, 2015 to all common shareholders of record on May 18, 2015. The company is targeting a dividend growth rate for 2015 of 50% to 60% year-over-year and an annual growth rate of approximately 30% to 40% over the next three years.
This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished herewith.

Exhibit No.	Description
99.1	Press Release dated May 7, 2015, issued by SemGroup Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: May 7, 2015
By: /s/ Robert N. Fitzgerald
Robert N. Fitzgerald
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is furnished herewith.

Exhibit No.	Description
99.1	Press Release dated May 7, 2015, issued by SemGroup Corporation.

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